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                                   CRC SELECT
                      MODIFIED GUARANTEED ANNUITY CONTRACT
                         HARTFORD LIFE INSURANCE COMPANY

  Supplement Dated February 15, 2002 to the Prospectus Dated February 14, 2002

Effective September 17, 2001, the one-year Guarantee Period is no longer available under the Contract.






  This supplement should be retained with the prospectus for future reference.

HV-3584